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                                                                    EXHIBIT 21.1

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
Name of Subsidiary
------------------         Jurisdiction of Incorporation or Organization
Advanstar Communications
 Inc.                      New York
  Applied Business
   teleCommunications,
   Inc.                    California
  Men's Apparel Guild in
   California, Inc.        California
  Expocon Management
   Associates, Inc.        Connecticut
  Art Expositions
   International, Inc.     Delaware
  Home Entertainment
   Events Partnership      Delaware
  Advanstar Wideband
   Partnership             New York
  Advanstar Editora E
   Communicados Ltda.      Brazil
  Advanstar Expositions
   Canada Limited          Canada
  SeCA                     France, a French societe anonyme
  Advanstar Communications Hong Kong
   Asia Pacific
   Partnership
  Telecom Asia Limited     Hong Kong
  Advanstar Communications
   (UK) Limited            United Kingdoms, under the laws of England and Wales
  Telebusiness Exhibitions United Kingdoms, under the laws of England and Wales
   Limited (aka Starform)
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